As filed with the Securities and Exchange Commission on October 30, 2014.

Registration Nos. 033-78114

033-78134

333-03489

333-03493

333-03495

333-38376

333-58727

333-63042

333-83756

333-119649

333-123068

333-135332

333-153190

333-186159

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 033-78114

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 033-78134

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-03489

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-03493

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-03495

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-38376

Post-Effective Amendment No. 2 on Form S-8 to Form S-4 Registration Statement No. 333-58727

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-63042

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-83756

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-119649

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-123068

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-135332

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-153190

Post-Effective Amendment No. 3 on Form S-8 to Form S-4 Registration Statement No. 333-186159

UNDER

THE SECURITIES ACT OF 1933

F.N.B. CORPORATION

(Exact name of registrant as specified in its charter)

Florida	25-1255406
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One North Shore Center 12 Federal Street Pittsburgh, Pennsylvania 15212
(Address of principal executive offices) (Zip Code)

F.N.B. Corporation 1990 Stock Option Plan, as amended effective February 2, 1996

F.N.B. Corporation Restricted Stock Bonus Plan

F.N.B. Corporation 1996 Stock Option Plan

F.N.B. Corporation Restricted Stock and Incentive Bonus Plan

F.N.B. Corporation Director’s Compensation Plan

F.N.B. Corporation 1998 Directors’ Stock Option Plan

Citizens Holding Corporation Stock Option Plan

F.N.B. Corporation 2001 Incentive Compensation Plan

Stock Option Agreements Granted Under the Promistar Financial Corporation 1998 Equity Incentive Plan

F.N.B. Corporation/Slippery Rock Financial Corporation 1997 Directors Stock Option Plan, as amended

F.N.B. Corporation/Slippery Rock Financial Corporation 1997 Incentive Stock Option Plan, as amended

F.N.B. Corporation/NSD Bancorp, Inc. 1994 Stock Option Plan

F.N.B. Corporation/NSD Bancorp, Inc. 1994 Non-Employee Director Stock Option Plan

F.N.B. Corporation/NSD Bancorp, Inc. 2004 Omnibus Stock Incentive Plan

F.N.B. Corporation/Northern State Bank 1999 Stock Incentive Plan, as amended

F.N.B. Corporation/The Legacy Bank of Harrisburg 1999 Directors’ Compensation Plan as amended

F.N.B. Corporation/The Legacy Bank of Harrisburg 1999 Incentive Stock Option Plan, as amended

F.N.B. Corporation/Iron and Glass Bancorp, Inc. 1998 Stock Option Plan

Annapolis Bancorp, Inc. 2006 Stock Incentive Plan

(Full Titles of the Plans)

Vincent J. Delie, Jr.

President and Chief Executive Officer

F.N.B. Corporation

One North Shore Center

12 Federal Street

Pittsburgh, Pennsylvania 15212

(Name and address of agent for service)

(800) 555-5455

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following registration statements of F.N.B. Corporation (the “Corporation” and such registration statements, collectively, the “Registration Statements”):

•	Form S-8 initially filed on April 25, 1994 (Registration No. 033-78114), pertaining to 320,000 shares of common stock of the Corporation, par value $0.01 per share (the “Common Stock”), issuable by the Corporation, as successor-by-merger to F.N.B. Corporation, a Pennsylvania corporation (“FNB-Pennsylvania”), under the F.N.B. Corporation 1990 Stock Option Plan, as amended effective February 2, 1996, of which 37,939.1455 shares of Common Stock remain unsold (after adjusting for stock dividends and the spin-off of its subsidiary First National Bankshares of Florida, Inc. (the “Spin-off”));

•	Form S-8 initially filed on April 25, 1994 (Registration No. 033-78134), pertaining to 320,000 shares of Common Stock issuable by the Corporation, as successor-by-merger to FNB-Pennsylvania, under the F.N.B. Corporation Restricted Stock Bonus Plan, of which 458,117.8262 shares of Common Stock remain unsold (after adjusting for stock dividends);

•	Form S-8 initially filed on May 10, 1996 (Registration No. 333-03489), pertaining to 1,000,000 shares of Common Stock issuable by the Corporation, as successor-by-merger to FNB-Pennsylvania, under the F.N.B. Corporation 1996 Stock Option Plan, of which 283,958.8669 shares of Common Stock remain unsold (after adjusting for stock dividends and the Spin-off);

•	Form S-8 initially filed on May 10, 1996 (Registration No. 333-03493), pertaining to 500,000 shares of Common Stock issuable by the Corporation, as successor-by-merger to FNB-Pennsylvania, under the F.N.B. Corporation Restricted Stock and Incentive Bonus Plan, of which 625,402.3239 shares of Common Stock remain unsold (after adjusting for stock dividends);

•	Form S-8 initially filed on May 10, 1996 (Registration No. 333-03495), pertaining to 300,000 shares of Common Stock issuable by the Corporation, as successor-by-merger to FNB-Pennsylvania, under the F.N.B. Corporation Director’s Compensation Plan, of which 186,254.5709 shares of Common Stock remain unsold (after adjusting for stock dividends);

•	Form S-8 initially filed on June 1, 2000 (Registration No. 333-38376), pertaining to 450,000 shares of Common Stock issuable under the F.N.B. Corporation 1998 Directors’ Stock Option Plan, of which 66,744.5220 shares remain unsold (after adjusting for stock dividends and the Spin-off);

•	Form S-8 filed on October 30, 1998 as Post-Effective Amendment No. 1 to Form S-4 (Registration No. 333-58727), pertaining to an aggregate of 1,407,733 shares of Common Stock, including shares of Common Stock issuable under the Citizens Holding Corporation Stock Option Plan, of which 310,402.9107 shares of Common Stock remain unsold (after adjusting for stock dividends and the Spin-off);

•	Form S-8 initially filed on June 14, 2001 (Registration No. 333-63042), pertaining to 3,000,000 shares of Common Stock issuable under the F.N.B. Corporation 2001 Incentive Compensation Plan, of which 369,732.5120 shares remain unsold (after adjusting for stock dividends and the Spin-off);

•	Form S-8 initially filed on March 5, 2002 (Registration No. 333-83756), pertaining to 626,486 shares of Common Stock issuable under the Stock Option Agreements Granted Under the Promistar Financial Corporation 1998 Equity Incentive Plan, of which 35,542.7350 shares remain unsold (after adjusting for stock dividends and the Spin-off);

•	Form S-8 initially filed on October 8, 2004 (Registration No. 333-119649), pertaining to an aggregate of 204,669 shares of Common Stock issuable under the F.N.B. Corporation/Slippery Rock Financial Corporation 1997 Directors Stock Option Plan, as amended, and the F.N.B. Corporation/Slippery Rock Financial Corporation 1997 Incentive Stock Option Plan, as amended, of which 15,621 shares remain unsold;

•	Form S-8 initially filed on March 1, 2005 (Registration No. 333-123068), pertaining to an aggregate of 149,009 shares of Common Stock issuable under the F.N.B. Corporation/NSD Bancorp, Inc. 1994 Stock Option Plan, the F.N.B. Corporation/NSD Bancorp, Inc. 1994 Non-Employee Director Stock Option Plan, and the F.N.B. Corporation/NSD Bancorp, Inc. 2004 Omnibus Stock Incentive Plan, of which 135,787 shares remain unsold;

•	Form S-8 initially filed on June 26, 2006 (Registration No. 333-135332), pertaining to an aggregate of 224,351 shares of Common Stock issuable under the F.N.B. Corporation/Northern State Bank 1999 Stock Incentive Plan, as amended, the F.N.B. Corporation/The Legacy Bank of Harrisburg 1999 Directors’ Compensation Plan, as amended, and the F.N.B. Corporation/The Legacy Bank of Harrisburg 1999 Incentive Stock Option Plan, as amended, of which 41,443 shares remain unsold;

•	Form S-8 initially filed on August 26, 2008 (Registration No. 333-153190), pertaining to 47,598 shares of Common Stock issuable under the F.N.B. Corporation/Iron and Glass Bancorp, Inc. 1998 Stock Option Plan, of which 1,838 shares remain unsold; and

•	Form S-8 filed on April 25, 2013 as Post-Effective Amendment No. 1 to Form S-4 (Registration No. 333-186159), pertaining to 41,000 shares of Common Stock issuable under the Annapolis Bancorp, Inc. 2006 Stock Incentive Plan, of which 2,209 shares remain unsold.

In accordance with the undertakings contained in the Registration Statements, the Corporation hereby files these post-effective amendments to remove from registration the securities that had been registered for issuance pursuant to the Registration Statements and that remain unsold at the termination of their offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on October 30, 2014.

F.N.B. CORPORATION

By:	/s/ Vincent J. Delie, Jr.
Vincent J. Delie, Jr.
President and Chief Executive Officer

Note: No other person is required to sign these Post-Effective Amendments in reliance on Rule 478 of the Securities Act of 1933, as amended